Exhibit 99.1

LOOP INDUSTRIES REPORTS First QUARTER FISCAL 2027 RESULTS AND PROVIDES UPDATE ON PROGRESS TOWARDS COMMERCIALIZATION

●	GLOBAL APPAREL BRAND SIGNS LOI FOR MULTI YEAR OFFTAKE AGREEMENT FOR INFINITE LOOP INDIA
●	CONTINUED PROGRESS ON INDIA AND EUROPEAN PROJECT

LOOP MANAGEMENT TO HOLD UPDATE CALL AT 8:45 AM ET ON THURSDAY, JULY 15, 2026

MONTREAL, QC/ ACCESS Newswire / JULY 14, 2026 — Loop Industries, Inc. (Nasdaq: LOOP) (the “Company,” “Loop,” “we,” “us,” or “our”), today reported its consolidated financial results for the first quarter of fiscal year 2027 and provided status updates on its development projects.

Infinite Loop™ India

●	Strategic India JV offtake LOI: In June 2026, Loop executed a Letter of Intent (LOI) for an initial multi-year offtake agreement with a major global apparel company. This LOI forms the framework for an ongoing collaboration targeting up to 15,000 metric tons annually of Loop’s proprietary PET fiber-grade resin.
●	Engineering continuing for India JV: Toyo Engineering India Private Limited is steadily advancing detailed engineering work for the India facility. Simultaneously, Loop’s internal engineering team continues to meet project milestones, generating engineering services revenues for the Company.
●	India JV project debt financing: The debt syndication process to fund construction of the India JV facility has advanced to the technology due diligence phase, representing an important step towards securing project capital.

European Partnership with Reed Societe Generale Group

●	Status update: As previously announced, Infinite Loop Europe, our European JV with Reed Societe Generale Group which purchased a license to build a European facility using Loop's technology, has selected BASF Industriepark Lausitz in Schwarzheide, Germany, as the site for its first facility. This location provides a number of benefits including world class industrial infrastructure and a supportive regulatory environment aimed at strengthening the EU plastics recycling sector. The project is moving into the engineering and permitting phase which is expected to generate engineering services revenue for Loop in this fiscal year.

Financial highlights

Cash operating expenses* for the quarter were $1.6 million, reflecting a year-over-year decrease of $1.0 million. At the end of the third quarter, we had total available liquidity of $3.6 million. The Company remains actively focused on securing the necessary capital to fund its equity contribution for the ELITe India facility as well as ongoing pre-operational expenses. The Company is pursuing a variety of funding options including non-dilutive and strategic alternatives.  These capital raising initiatives, along with anticipated engineering revenues derived from the India and Europe projects, are expected to fund Loop's ongoing operations through commercial start-up.

*Cash operating expenses include research & development and general & administrative expenses, less stock-based compensation expenses.

CEO Comment

"Our commercial momentum is continuing as we engage in constructive discussions with leading global apparel and consumer brands eager to secure Loop’s virgin-quality polyester," said Daniel Solomita, Founder and CEO of Loop Industries. "This traction is demonstrated by our recent LOI with a major global apparel brand. Although long-term agreements fall outside their standard procurement practices, they executed this LOI to position themselves to secure a portion of our volume and help work towards their stated objectives of reducing their carbon footprint by increasing the recycled content in their products. Concurrently, our engineering teams are driving excellent progress in India and are fully prepared to deploy that expertise as we begin work on our European development."

Corporate Update Call

Senior Management of Loop will host a corporate update call, followed by a question-and-answer session, to discuss the Company's first quarter fiscal 2027 results and provide an update on recent commercial, strategic and project development activities.

Date:	Wednesday, July 15, 2026
Time:	8:45 am Eastern Time

Participant Dial-In Numbers:

United States/International (Toll): +1 646 307-1963

United States & Canada (Toll-Free): +1 800 715-9871

Canada (Toronto): +1 647 932-3411

Conference ID: 39227

Participants are encouraged to pre-register using the link below to avoid wait time and receive a unique PIN for expedited access to the call:

Registration Link: https://registrations.events/direct/Q4I3922772

Additional international dial-in numbers are available through the registration portal using Conference ID 39227

Results of Operations

All monetary amounts are in thousands of U.S. dollars unless otherwise specified.

The following table summarizes our operating results for the three-month periods ended May 31, 2026 and 2025, in thousands of U.S. Dollars.

	Three months ended May 31,
			Change
	2026	2025	favorable / (unfavorable)
Revenues
Products	$-	$8	$(8)
Services	179	244	(65)
Total revenues	179	252	(73)

Cost of services
Cost of services	179	114	(65)

Expenses
Research and development
Employee compensation	248	589	341
Stock-based compensation	458	312	(146)
Plant and laboratory operating expenses	182	231	49
External engineering	9	3	(6)
Other	65	124	59
Total research and development	962	1,259	297

General and administrative
Employee compensation	388	569	181
Stock-based compensation	521	63	(458)
Professional fees	244	361	117
Insurance	155	453	298
Other	266	203	(63)
Total general and administrative	1,574	1,649	75

Loss on equity accounted investment	319	302	(17)
Depreciation and amortization	84	100	17
Interest and other financial expenses	436	419	(17)
Interest income	(5)	(100)	(95)
Foreign exchange loss (gain)	15	(45)	(60)
Total expenses	3,564	3,698	134
Net loss	$(3,385)	$(3,446)	$61

First Quarter Ended May 31, 2026

Revenues

Revenues for the three-month period ended May 31, 2026, decreased $73 to $179, as compared to $252 for the same period in 2025. The revenues of $179 for the three-month period ended May 31, 2026 resulted from engineering services provided to the India JV. The revenues of $8 for the three-month period ended May 31, 2025 resulted from engineering services provided to the India JV for $244 and sales of Loop™ PET resin for $8.

Cost of Services

Cost of Services for the three-month period ended May 31, 2026 increased $65 to $179 compared to $114 for the same period in 2026.

Research and Development

Research and development expense for the three-month period ended May 31, 2026, decreased $297 to $962, as compared to $1,259 for the same period in 2025. The decrease was primarily attributable to a $341 decrease in employee compensation expenses, a $59 decrease in other, mainly legal fees, a $49 decrease in plant and laboratory expenses, partially offset by a $146 increase in stock compensation.

General and administrative expenses

General and administrative expenses for the three-month period ended May 31, 2026, decreased $75 to $1,574, as compared to $1,649 for the same period in 2025. The decrease was primarily attributable to a $298 decrease in insurance expenses, a $181 decrease in employee compensation, a $117 decrease in professional fees, partially offset by a $458 increase in employee compensation and $63 increase in other.

Interest and other financial expenses

Interest and other financial expenses increased by $17 for the three-month period ended May 31, 2026.

Net Loss

The net loss for the three-month period ended May 31, 2026, decreased $61 to $3,385, as compared to $3,446 for the same period in 2025. This decrease was primarily due to the decrease of $297 in research and development expenses, a decrease of $75 in general and administrative expenses. These decreases were partially offset by the decrease of $95 in interest income, increase of $65 in cost of services,  $17 increase in interest and other financial expenses.

Loop Industries, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(in thousands of U.S. dollars, except per share data)	Three Months Ended
	May 31, 2026	May 31, 2025
Revenues:
Products	$-	$8
Services	179	244
Total revenues	179	252

Cost of services
Cost of services	179	114

Expenses:
Research and development	962	1,259
General and administrative	1,574	1,649
Depreciation and amortization	84	100
Total expenses	2,620	3,008

Other loss
Loss on equity accounted investments	319	302
Interest and other financial expenses	436	419
Interest income	(5)	(100)
Foreign exchange loss (gain)	15	(45)
Total other loss	765	576
Net loss	(3,385)	(3,446)

Other comprehensive loss
Foreign currency translation adjustment	6	(19)
Comprehensive loss	$(3,379)	$(3,465)
Net loss per share
Basic and diluted	$(0.07)	$(0.07)
Weighted average common shares outstanding
Basic and diluted	48,363,463	47,664,134

Loop Industries, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands of U.S. dollars, except per share data)	As at
	May 31,	February 28,
	2026	2026

Assets
Current assets
Cash and cash equivalents	$1,063	$2,356
Accounts receivable and other	699	755
Prepaid expenses	395	495
Total current assets	2,157	3,606
Equity method investments	1,159	1,478
Property, plant and equipment, net	1,657	1,699
Intangible assets, net	1,730	1,776
Total assets	$6,703	$8,559

Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable and accrued liabilities	$2,038	$1,916
Unearned revenue	323	234
Current portion of long-term debt	807	605
Total current liabilities	3,168	2,755
Due to customer	918	900
Series B Convertible Preferred stock	12,429	12,054
Long-term debt	2,206	2,430
Total liabilities	18,721	18,139

Stockholders’ Deficit
Common stock par value $0.0001; 250,000,000 shares authorized; 48,380,371 shares issued and outstanding (February 28, 2026 – 48,337,555)	5	5
Additional paid-in capital	196,874	195,934
Accumulated deficit	(207,710)	(204,326)
Accumulated other comprehensive loss	(1,187)	(1,193)
Total stockholders’ deficit	(12,018)	(9,580)
Total liabilities and stockholders’ deficit	$6,703	$8,559

Loop Industries, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands of U.S. dollars)	Three Months Ended May 31,
	2026	2025
Cash Flows from Operating Activities
Net loss	$(3,385)	$(3,446)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	84	100
Stock-based compensation expense	979	375
Accrued interest and other financing costs	404	369
Loss on Equity method investments	319	302
Changes in operating assets and liabilities:
Accounts receivable and other	56	(297)
Prepaid expenses	100	(343)
Accounts payable and accrued liabilities	123	(141)
Unearned revenue	90	-
Net cash used in operating activities	(1,229)	(3,082)

Cash Flows from Investing Activities
Additions to intangible assets	(35)	(115)
Net cash used in investing activities	(35)	(115)

Cash Flows from Financing Activities
Repayment of long-term debt	-	(55)
Net cash provided by financing activities	-	(55)

Effect of exchange rate changes	(29)	27
Net decrease in cash and cash equivalents	(1,293)	(3,225)
Cash and cash equivalents, beginning of period	2,356	12,973
Cash and cash equivalents, end of period	$1,063	$9,748

About Loop Industries

Loop Industries is a technology company whose mission is to accelerate the world's shift toward sustainable PET plastic and polyester fiber and away from its dependence on fossil fuels. Loop Industries owns patented and proprietary technology that depolymerizes no and low-value waste PET plastic and polyester fiber, including plastic bottles packaging and textiles such as carpets and clothing, into their base building block monomers DMT and MEG. The monomers are separated, purified and polymerized to create virgin-quality Loop™ & Twist™ branded PET resin suitable for use in food-grade packaging and polyester fiber, thus enabling our customers to meet their sustainability objectives. Loop™ & Twist™ PET can be recycled infinitely without degradation of quality, helping to close the plastic loop. Loop Industries is committed to contributing to the global movement towards a circular economy by reducing plastic waste and recovering waste plastic for a sustainable future.

Common shares of the Company are listed on the NASDAQ Global Market under the symbol “LOOP.”

For more information:

Please visit www.loopindustries.com

Follow Loop on X: @loopindustries, Instagram: loopindustries, Facebook: Loop Industries and LinkedIn: Loop Industries

Follow Twist™ on Instagram: twistbyloop

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and as defined in the United States Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. These forward-looking statements include, without limitation, statements about the anticipated timing and development of Loop’s projects in India and Europe; expected progress and outcomes related to project debt and equity financing efforts; potential engineering services revenues and milestone payments; and the expected benefits of Loop’s offtake agreement with Nike, strategic alliance with Reed Societe Generale Group, and other current or prospective partnerships. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Actual results may differ materially from the projections discussed in these forward-looking statements. The economic environment within which we operate could materially affect our actual results. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. These risks and other factors include, but are not limited to, those listed under “Risk Factors.” Additional factors that could materially affect these forward-looking statements and/or projections include, among other things: (i) our ability to commercialize our technology and products, (ii) the status of our relationships with our partners, (iii) development and protection of our intellectual property and products, (iv) industry competition, (v) our need for and ability to obtain additional funding relative to our current and future financial commitments, (vi) our ability to continue as a going concern, (vii) engineering, contracting, and building our manufacturing facilities, (viii) our ability to scale, manufacture, and sell our products and to license our technology in order to generate revenues, (ix) our proposed business model and our ability to execute it, (x) our ability to obtain the necessary approvals or satisfy any closing conditions in respect of any of our proposed partnerships, (xi) our joint venture projects and our ability to recover certain expenditures in connection to them, (xii) adverse effects on the Company’s business and operations as a result of increased regulatory, media, or financial reporting scrutiny, practices, rumors, or otherwise, (xiii) public health issues, such as disease epidemics, which may lead to reduced access to capital markets, supply chain disruptions, and government-imposed business closures, (xiv) war, regional tensions, and economic or other conflicts including trade disputes and increasing protectionist measures that could impact market stability and our business; (xv) the effect of the continuing worldwide macroeconomic uncertainty and its impacts, including inflation, market volatility and fluctuations in foreign currency exchange and interest rates, (xvi) the outcome of any SEC investigations or class action litigation filed against us, (xvii) our ability to hire and/or retain qualified employees and consultants, (xviii) other events or circumstances over which we have little or no control, and (xix)  other factors discussed in Loop’s Annual Report on Form 10-K for the fiscal year ended February 28, 2025 filed with the SEC and in Loop’s subsequent filings with the SEC. More detailed information about Loop and the risk factors that may affect the realization of forward-looking statements is set forth in Loop’s filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. Loop assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise, unless otherwise required by law.

For More Information:

Investor Relations:

Kevin C. O’Dowd, Investor Relations

Loop Industries, Inc.

+1 617-755-4602

kodowd@loopindustries.com